Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Aldeyra Therapeutics, Inc.

Lexington, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-254175) and Form S-8 (Nos. 333-196674, 333-203076, 333-210492, 333-213045, 333-217043, 333-224019, 333-230161, 333-237129, and 333-254144) of Aldeyra Therapeutics, Inc. of our report dated March 17, 2022, relating to the consolidated financial statements which appear in this Annual Report on Form 10K.

/s/ BDO USA, LLP

Boston, Massachusetts

March 17, 2022